Exhibit 99.(e)(i)

ETF DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) is made this 7th day of February 2020, by and between AltShares Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 41 Madison Avenue, New York NY 10010, and Foreside Financial Services, LLC, a Delaware limited liability company (the “Distributor”) having its principal place of business at Three Canal Plaza, Suite 100, Portland, ME  04101.

WHEREAS, the Trust is a registered open-end management investment company organized under the Investment Company Act of 1940, as amended (the “1940 Act”) with separate and distinct series (each series a “Fund” and collectively the “Funds”) registered with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Trust intends to create and redeem aggregations (“Creation Units”) of shares of beneficial interest (the “Shares”) of each Fund on a continuous basis and list the Shares on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Distributor is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Trust desires to retain the Distributor to (i) act as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund, and (ii) hold itself available to review and approve orders for such Creation Units in the manner set forth in the Trust’s Prospectus; and

WHEREAS, the Distributor desires to provide the services described herein to the Trust subject to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.                                      Appointment.

The Trust hereby appoints the Distributor to serve as the principal underwriter of the Funds with respect to the creation and redemption of Creation Units of each Fund listed in Exhibit A hereto (as may be amended by the Trust from time to time on written notice to the Distributor) on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.                                      Definitions.

Wherever they are used herein, the following terms have the following respective meanings:

(a)                                 “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the SEC from time to time;

(b)                                 “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the SEC and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

(c)                                  All other capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.                                      Duties of the Distributor

(a)                                 The Distributor agrees to serve as the principal underwriter of the Funds in connection with the review and approval of all purchase and redemption orders of Creation Units of each Fund (“Purchase Orders” and “Redemption Orders”, respectively) by registered broker-dealers and/or clearing agencies’ members that have executed an Authorized Participant Agreement with the Distributor and the Fund’s Transfer Agent/ Index Receipt Agent (“Authorized Participants” or “APs”). Nothing herein shall affect or limit the right and ability of the Transfer Agent/ Index Receipt Agent to transact in Fund Securities, Deposit Securities, and related Cash Components through or outside the Clearing Process, and as provided in and in accordance with the Registration Statement and Prospectus.  The Trust acknowledges that the Distributor shall not be obligated to approve any certain number of orders for Creation Units.

(b)                                 The Distributor agrees to use commercially reasonable efforts to provide the following services to the Trust with respect to the continuous distribution of Creation Units of each Fund:  (i) at the request of the Trust, the Distributor shall enter into Authorized Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent/Index Receipt Agent, for the  purchase and redemption of Creation Units of the Funds, (ii) the Distributor shall approve and maintain copies of confirmations of Creation Unit purchase and redemption order acceptances; (iii) the Distributor will make available copies of the Prospectus to purchasers of such Creation Units and, upon request, the Statement of Additional Information; and  (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

(c)                                  The Distributor shall ensure that all direct requests to Distributor for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled.

(d)                                 The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend, either via telephone or in person,  Board meetings of the Trust in order to provide information with regard to the Distributor’s services hereunder and for such other purposes as may be requested by the Board of Trustees of the Trust.

(e)                                  Distributor shall review and approve, prior to use, all Trust marketing materials (“Marketing Materials”) for compliance with SEC and FINRA advertising rules, and will file all Marketing Materials required to be filed with FINRA.  The Distributor agrees to furnish to the Trust’s investment adviser any comments provided by FINRA with respect to such materials.

(f)                                   The Distributor shall not offer any Shares and shall not approve any Purchase Order hereunder if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Trust’s obligation to redeem any Shares from any shareholder in accordance with provisions of the Prospectus or Registration Statement.

(g)                                  The Distributor shall work with the Index Receipt Agent to review and approve orders placed by Authorized Participants and transmitted to the Index Receipt Agent.

(h)                                 The Distributor agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, such records as are required to be maintained by Rule 31a-1(d) under the 1940 Act. The Distributor agrees that all records which it maintains pursuant to the 1940 Act for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request; provided, however, that Distributor may retain all such records required to be maintained by Distributor pursuant to applicable FINRA or SEC rules and regulations.

(j)                                    The Distributor agrees to maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act) with respect to the Distributor’s services under this Agreement, and to provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Trust’s Chief Compliance Officer or Board of Trustees.

4.                                      Duties of the Trust.

(a)                                 The Trust agrees to create, issue, and redeem Creation Units of each Fund in accordance with the procedures described in the Prospectus. Upon reasonable notice to the Distributor and in accordance with the procedures described in the Prospectus, the Trust reserves the right to reject any order for Creation Units or to stop all receipts of such orders at any time.

(b)                                 The Trust agrees that it will take all actions necessary to register an indefinite number of Shares under the 1933 Act.

(c)                                  The Trust will make available to the Distributor such number of copies as Distributor may reasonably request of (i) its then currently effective Prospectus, (ii) copies of semi-annual reports and annual audited reports of the Trust’s books and accounts made by independent public accountants regularly retained by the Trust, and (iii)  such other publicly available information for use in connection with the distribution of Creation Units.

(d)                                 The Trust shall inform Distributor of any such jurisdictions in which the Trust has filed notice filings for Shares for sale under the securities laws thereof and shall promptly notify the Distributor of any change in this information.  The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

The Distributor acknowledges and agrees that the Trust reserves the right to suspend sales and Distributor’s authority to review and approve orders for Creation Units on behalf of the Trust. Upon due notice to the Distributor, the Trust shall suspend the Distributor’s authority to review and approve Creation Units if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

(e)                                  The Trust shall arrange to provide each Fund’s Listing Exchange with copies of the Prospectus to be provided to purchasers in the secondary market.

(f) The Trust will make it known that Prospectuses are available by making sure such disclosures are in all marketing and advertising materials prepared by the Trust.

5.                                      Fees and Expenses.

(a)                                 The Distributor shall be entitled to no compensation or reimbursement of expenses from the Trust for the services provided by the Distributor pursuant to this Agreement.

(b)                                 The Trust shall bear the cost and expenses of: (i) the registration of the Shares for sale under the 1933 Act; and (ii) the registration or qualification of the Shares for sale under the securities laws of the various States.

(c)                                  The Distributor shall pay (i) all expenses relating to Distributor’s broker-dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees.

(d)                                 Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from a Fund’s investment adviser with respect to any services performed under this Agreement, as may be agreed upon by the parties from time to time.

The Trust shall bear any costs associated with printing Prospectuses and all other such materials.

6.                                      Indemnification.

(a)                                 The Trust agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Distributor Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) (“Losses”) that a Distributor Indemnitee may incur arising out of or based upon: (i) Distributor serving as distributor for the Trust pursuant to this Agreement; (ii) the allegation of any wrongful act of the Trust or any of its directors, officers, employees or affiliates in connection with its duties and responsibilities in this Agreement; (iii) any claim that the Registration Statement, Prospectus, shareholder reports, and Marketing Materials specifically approved by the Trust and investment adviser or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iv) the breach by the Trust of any obligation, representation or warranty contained in this Agreement; or (v) the Trust’s failure to comply in any material respect with applicable securities laws.

(b)                                 The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Indemnitees”) against any Losses arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor’s failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration

Statement, Prospectus, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Trust, in writing, by the Distributor for use in such Registration Statement, Prospectus, shareholder report,  information or materials relating to the Funds (as described in section 3(g)) or other information filed by the Trust (as from time to time amended).

In no case (i) is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the indemnifying party to be liable under this Section with respect to any claim made against any indemnified party unless the indemnified party notifies the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent).

Notwithstanding the foregoing, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to the indemnified party against whom such action is brought, on account of this Section, unless failure or delay to so notify the indemnifying party prejudices the indemnifying party’s ability to defend against such claim. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party. In the event that indemnifying party elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by them. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by them. The indemnifying party agrees to notify the indemnified party promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the purchase or redemption of any of the Creation Units or the Shares.

(c)                                  No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld.  No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

(d)                                 The Trust acknowledges and agrees that as part of its duties, Distributor will enter into agreements with certain Authorized Participants (“APs”) for the purchase and redemption of Creation Units (each such agreement an “AP Agreement”). The APs may insert and require that Distributor agree to certain provisions in the AP Agreements that contain certain representations, undertakings and indemnification that are not included in the form-of AP Agreement (each such modified AP Agreement a “Non-Standard AP Agreement).

To the extent that Distributor is requested or required to make any such representations mentioned above in an AP Agreement,  and the Trust has approved such AP Agreement in writing, the Trust shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) the Distributor’s actions or failures to act pursuant to any Non-Standard AP Agreement; (b) any representations made by the Distributor in any Non-Standard AP Agreement to the extent that the Distributor is not required to make such representations in the form-of AP Agreement; or (c) any indemnification provided by the Distributor under a Non-Standard AP Agreement.  In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Trust or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Distributor’s obligations or duties under the Non-Standard AP Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard AP Agreement.

7.                                      Representations.

(a)                                 The Distributor represents and warrants that:

1.              (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and (v) it has in place compliance policies and procedures reasonably designed to prevent violations of the Federal Securities Laws as that term is defined in Rule 38a-1 under the 1940 Act.

2.              All activities by the Distributor and its agents and employees in connection with the services provided in this Agreement shall comply with the Registration Statement and Prospectus, the instructions of the Trust, and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA.

(b)                                 The Distributor and the Trust each represent that its anti-money laundering program (“AML Program”), at a minimum, (i) designates a compliance officer to administer and oversee the AML Program, (ii) provides ongoing employee training, (iii) includes an independent audit function to test the effectiveness of the AML Program, (iv) establishes internal policies, procedures, and controls that are tailored to its particular business, (v)  provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, and (vi) allows for appropriate regulators to examine its anti-money laundering books and records. Notwithstanding the foregoing, the parties agree that Authorized Participants are not “customers” for the purposes of 31 CFR 103.

(c)                                  The Distributor and the Trust each individually represent and warrant that: (i) it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation; and (ii) it will comply with all of the applicable terms and provisions of the 1934 Act.

(d)                                 The Trust represents and warrants that:

1.        (i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound; (v) the Registration Statement and each Fund’s Prospectus have been prepared, and all Marketing Materials shall be prepared, in all materials respects, in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC (the “Rules and Regulations”); and (vi) the Registration Statement and each Fund’s Prospectus contain, and all Marketing Materials shall contain, all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; (vii) all statements of fact contained therein, or to be contained in all Marketing Materials, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund’s Prospectus, nor any Marketing Materials shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund’s Prospectus in light of the circumstances in which made, not misleading;

and (viii) except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus;

2.        it shall file such amendment or amendments to the Registration Statement and each Fund’s Prospectus as, in the light of future developments, shall, in the opinion of the Trust’s counsel, be necessary in order to have the Registration Statement and each Fund’s Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading. The Trust shall not file any amendment to the Registration Statement or a Fund’s Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to the Registration Statement or any Fund’s Prospectus as the Trust may deem advisable. The Trust will also notify the Distributor in the event of any stop order suspending the effectiveness of the Registration Statement. Notwithstanding the foregoing, the Trust shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund’s Prospectus; and

3.        upon delivery of Deposit Securities from, or Fund Securities to, an Authorized Participant in connection with a purchase or redemption of Creation Units, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims and that such Fund and Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act, unless permitted by applicable law.

8.                                      Duration, Termination and Amendment.

(a)                                 This Agreement shall be effective on the date set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually (i) by vote of a majority of the Trustees or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party or (ii) by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on at least sixty (60) days prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment.  As used in this paragraph, the terms “vote of a majority of the outstanding voting securities,” “assignment,” “affiliated person” and “interested person” shall have the respective meanings specified in the 1940 Act.

(b)                                 No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by both parties.

9.                                      Notice.

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, email, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

(i) To Foreside:	(ii) If to the Trust:

Foreside Financial Services, LLC	AltShares Trust
Three Canal Plaza, Suite 100	41 Madison Avenue, Floor 42
Portland, ME 04101	New York, New York 10010
Attn: Legal Department	Attn: Chris Plunkett
Telephone: (207) 553-7110	Telephone: 917-475-9249
Facsimile: (207) 553-7151	Email: cplunkett@wicfunds.com
Email:legal@foreside.com

With a copy to:	With a copy to:
etp-services@foreside.com	etf@wicfunds.com

10.                               Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the choice of laws provisions thereof.

11.                               Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.                               Severability.

If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions. This Agreement shall be construed as if drafted jointly by both Distributor and the Trust and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

13.                               Insurance.

The Distributor will maintain at its expense an errors and omissions insurance policy adequate to cover the services provided by the Distributor hereunder.

14.                               Confidentiality.

During the term of this Agreement, the Distributor and the Trust may have access to non-public confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes non-public or proprietary information that may be financial information, proposals and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except  (i) as required in the course of this Agreement, (ii) as provided by the other party, or (iii)  as required by applicable law, rule, or regulation or in response to a routine self-regulatory examination or request for information directed at the receiving party. Upon termination of this Agreement for any reason, or as otherwise requested by the Trust, all Confidential Information held by or on behalf of Trust shall be promptly returned to the Trust, or an authorized officer of the Distributor will certify to the Trust in writing that all such Confidential Information has been destroyed.  This section 14 shall survive the termination of this Agreement.  Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC or other governmental regulatory or self-regulatory agency with jurisdiction over a party hereto or (ii) requested to do so by the other party.

15.                               Limitation of Liability.

This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund.  Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of the Trust, or any other Fund of the Trust. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund of the Trust shall be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of that Fund.  The Trust’s Agreement and Declaration of Trust is on file with the Trust.

16.                               Use of Names; Publicity.

The Trust shall not use the Distributor’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld.  The Distributor hereby consents to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority.

The Distributor shall not use the name AltShares in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying the Trust as a client of Distributor hereunder, in a manner not approved by the Trust in writing prior to such use; provided, however, that the Trust shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express written consent of the Trust.  Neither the Trust nor the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

17.                               Exclusivity

Nothing herein contained shall prevent the Distributor from entering into similar distribution arrangements or from providing the services contemplated hereunder to other investment companies or investment vehicles.

18.                               Governing Language.

This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

Foreside Financial Services, LLC		AltShares Trust

By:	/s/ Mark A. Fairbanks	By:	/s/ John S. Orrico
	Mark A. Fairbanks, Vice President	Name: John Orrico
Title: Trustee

EXHIBIT A

AltShares Merger Arbitrage ETF

A-1